         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549




                             FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




          Date of Earliest Event Reported: March 8, 2001
                    Commission File No. 1-8968




                  ANADARKO PETROLEUM CORPORATION
        17001 Northchase Drive, Houston, Texas  77060-2141
                          (281) 875-1101



  Incorporated in the                     Employer Identification
     State of Delaware                      No. 76-0146568

Item 5.  Other Events

On March 8, 2001, Anadarko announced that it sold 20-year, zero coupon convertible debentures. The debentures were priced with a zero coupon and zero yield to maturity and a conversion premium of 38 percent and result in gross proceeds to the company of $600 million before any exercise of a $50 million over-allotment option.

The proceeds from the debentures will be used initially to finance costs associated with the previously announced acquisition of Berkley Petroleum and to pay down long term debt.

Each debenture was issued at a price of $1,000 and will not accrue interest. Anadarko has the right to call the debentures after five years for a price equal to the issue price. The debentures are convertible at the option of the debenture holder into shares of Anadarko common stock at a fixed ratio per debenture subject to adjustment. The debenture holder also has the right to put back the debentures at par to Anadarko in March 2002, 2004, 2006, 2011 and 2016.

The offering is being made only to qualified institutional buyers. The convertible debentures and the common stock issuable upon conversion thereof have not been registered under U.S. or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.


Item 7(c).  Exhibits

99   Anadarko Petroleum Corporation Press Release, dated
    March 8, 2001

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.


                  ANADARKO PETROLEUM CORPORATION




March 8, 2001        By:         [MICHAEL E. ROSE]

                       (Michael E. Rose, Executive Vice President,
                            Finance and Chief Financial Officer)